REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 27, 2006, by and between a21, Inc., a Texas corporation (the “Company”), and Queequeg Partners, L.P. as agent (in such capacity “Agent”) for itself and the other holders of the Notes (collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”) and the Master Security Agreement (as amended, modified or supplemented from time to time, the “Security Agreement”), each dated as of the date hereof, by and among Agent, the Company and various subsidiaries of the Company, and pursuant to the Notes referred to therein.

The Company and Agent hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement shall have the meanings given such terms in the Security Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Board” means the Company’s Board of Directors.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Effectiveness Date” means (i) with respect to the Registration Statement required to be filed pursuant to Section 2(a), a date no later than two hundred and seventy (270) days following the date hereof or (ii) with respect to a Registration Statement required to be filed pursuant to Section 2(b), a date no later than two hundred and seventy (270) days following the written demand of the applicable Holder provided, that, at the option of the Board by written notice to the Agent, if either (x) a Non-Disclosure Event or (y) a Significant Business Opportunity occurs during any two hundred and seventy (270) day period referred to in this clause (ii), such Effectiveness Date may be extended by the number of days the Non-Disclosure Event or the Significant Business Opportunity exists provided that the aggregate time period which such Effectiveness Date may be extended by (I) a Non-Disclosure Event pursuant to this clause (ii) shall not exceed forty (45) days in the aggregate and (II) a Significant Business Opportunity pursuant to this clause (ii) shall not exceed one hundred and eighty (180) days in the aggregate. Notwithstanding the foregoing, the Effectiveness Date in clause (ii) shall be extended (which extension shall be in addition to, and not in substitution of any extension described in clause (ii) above) by a number of days equal to the number of days the filing of the Registration Statement is delayed due to the objection of counsel of the Holder pursuant to Section 2(b).

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means a date no later than one hundred and eighty (180) days following the date hereof.

“Holder” or “Holders” means the Purchasers or any of their respective affiliates or transferees to the extent any of them hold Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Liquidated Damages Percentage” with respect to any Event shall mean (a) 0.5% during the period commencing on the Event Date and ending on the 30th calendar day following the Event Date, (b) 1% during the period commencing on the 31st calendar day following the Event Date and ending on the 90th day following the Event Date and (c) 1.5% at all times after the 90th day following the Event Date.

“Non-Disclosure Event” means, other than a Significant Business Opportunity, there is material non-public information regarding the Company which would have to be disclosed in a Registration Statement and the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to then disclose.

“Notes” has the meaning set forth in the Security Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issuable upon the conversion of each Note (which include the shares of Common Stock described in Section 2(b) hereof).

“Registration Statement” means each registration statement required to be filed under the Securities Act that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Holders” shall mean, at any time, the Holders of a majority in outstanding principal amount of the Notes.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Business Opportunity” means a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business)) or any merger, consolidation, tender offer or other similar transaction available to the Company which the Board reasonably determines not to be in the Company’s best interest to then disclose, and which the Company would be required to disclose in a Registration Statement.

“Trading Market” means any of the NASD OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

2. Registration.

(a) On or prior to the Filing Date, the Company shall use commercially reasonable efforts to prepare and file with the Commission a Registration Statement covering the resale of the Registrable Securities for an offering to be made on a continuous basis (pursuant to Rule 415, if then applicable). Each Registration Statement shall be on a form then available to the Company. Subject to any comments by the Commission, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Other than with respect to the securities listed on Exhibit C hereto, such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Holders. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Holders and their counsel no fewer than four (4) business days prior to their filing with the Commission, and the Company shall not file any document to which such counsel reasonably objects. The Company shall use its commercially reasonable efforts to cause each Registration Statement to become effective and remain effective as provided herein. The Company shall use commercially reasonable efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately pursuant to Rule 144(k) without registration under the Securities Act and without volume restrictions as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (each, an “Effectiveness Period”).

(b) Within one hundred and twenty (120) days of the written demand of the Holders of a majority of the aggregate principal amount of the Notes, in the event of a change in the Fixed Conversion Price (as defined in the Securities Purchase Agreement) such that additional shares of Common Stock become issuable upon the due conversion of the Notes, the Company shall prepare and file with the Commission one or more Registration Statements on a form then available to the Company or amend the Registration Statement filed pursuant to clause (a) above, if such Registration Statement has not previously been declared effective (or on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”), subject to the Required Holders’ consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Subject to any comments by the Commission, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Other than with respect to the securities listed on Exhibit C hereto and securities included in registrations previously filed by the Company with the Commission, such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Holders. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Holders and their counsel no fewer than four (4) business days prior to their filing with the Commission, and the Company shall not file any document to which such counsel reasonably objects.

(c) If any Registration Statement required to be filed hereunder is not declared effective by the Commission by the Effectiveness Date (applicable to such Registration Statement) required hereby with respect to such Registration Statement (any such failure being referred to as an “Event,” and, the date on which such Event occurs, being referred to as “Event Date”), then, so long as such Event did not occur as the result of the action or inaction of any Holder or the Agent, until the applicable Event is cured or waived by the Required Holders, the Company shall, subject to the last sentence of this Section 2(c), pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to the Liquidated Damages Percentage for each thirty (30) day period (prorated for partial periods) of the original principal amount of each applicable Note. While such Event continues, such liquidated damages shall be paid not less often than the first day of each calendar quarter. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid on the first day of the next calendar quarter. Notwithstanding anything to the contrary, the maximum amount of liquidated damages paid by the Company pursuant to this Section 2(c) and Section 7(c) shall not exceed an aggregate of 24% of the aggregate amount invested by the Purchasers pursuant to the Securities Purchase Agreement.

(d) Within three (3) business days of the Effectiveness Date, the Company shall cause its counsel to issue blanket instructions in the form attached hereto as Exhibit B, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Purchaser pursuant to the Registration Statement and confirmation by the Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(d) shall be delivered to the Agent within the time frame set forth above.

(e) At any time after the date upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, and provided the Company remains eligible to use Form S-3 to register resales of the Registrable Securities, the Company shall use commercially reasonable efforts to file any new Registration Statement and file any post-effective amendments to any Registration Statement on Form S-3. In addition, in the event that any Registration Statement has not yet been declared effective by the Commission, and provided the Company remains eligible to use Form S-3 to register resales of the Registrable Securities, the Company shall file an amendment to such pre-effective registration Statement on Form S-3.

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as commercially reasonable to any comments received from the Commission, and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Agent copies of all filings and Commission letters of comment relating thereto provided that such letters do not contain material non-public information, in which case such letters may be redacted by the Company;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

(c) furnish to each Holder such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as such Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

(d) use its commercially reasonable efforts to register or qualify each Holder’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as such Holder may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) immediately notify the Agent at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) make available for inspection by any Holder and any attorney, accountant or other agent retained by the Agent on behalf of Holders, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Agent;

(h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities Act and the Exchange Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 of the Securities Act and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 50th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 105th day after the end of such fourth fiscal quarter); and

(i) with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Holders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) one year after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Holder as promptly as practicable upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, and (B) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

4. Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders are called “Registration Expenses”. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in the Registration Expenses, are called “Selling Expenses.” The Company shall only be responsible for Registration Expenses.

5. Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, any other Holder or any such person in writing or (ii) the use by such Holder, any other Holder or any such person of an outdated or defective prospectus (without any Company provided supplement correcting such outdated or defective prospectus) after the Company has notified such Holder or any person in writing that such prospectus is suspended from use, outdated or defective.

(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, each Holder will indemnify and hold harmless the Company, its Subsidiaries and their respective officers, directors and each other person, if any, who controls the Company or any such Subsidiary within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company, any such Subsidiary or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its Subsidiaries and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Holder will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company or such Subsidiary by or on behalf of such Holder specifically for use in any such document or the use by such Holder of an outdated or defective prospectus (without the Company provided supplement correcting such outdated or defective prospectus) after the Company has notified such Holder in writing that such prospectus is suspended from use, outdated or defective. Notwithstanding the provisions of this paragraph, no Holder shall be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the indemnified party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) any Holder, or any officer, director or controlling person of such Holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of such Holder or such officer, director or controlling person of such Holder in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) such Holder will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6. Representations and Warranties.

(a) The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, to the Security Agreement, the Company has, as of the date hereof, filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has filed (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and (ii) its Quarterly Report on Form 10-QSB for the fiscal quarters ended September 30, 2005 (the “SEC Reports”). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and included as exhibits thereto all exhibits required to be filed therewith or incorporated therein by reference, and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(b) The Common Stock is quoted on the NASD OTC Bulletin Board. The Company has not received any notice that its Common Stock will no longer be quoted on the NASD OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such quotation.

(c) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Security Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Common Stock to be integrated with other offerings (other than such concurrent offering to the Purchaser).

(d) The Company understands the nature of the Registrable Securities issuable upon the conversion of each Note and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, the Agent, at the direction of Required Holders, or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed (each a “Discontinuation Period”), and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement; provided, however, that the aggregate number of Discontinuation Periods may not exceed the Discontinuation Maximum (as defined below) in any twelve month period; and provided further that in the event that the Discontinuation Period exceeds the Discontinuation Maximum in any twelve month period, until the Holders are able to sell the Registrable Securities pursuant to a Registration Statement or pursuant to Rule 144, the Company shall, subject to the last sentence of this Section 7(c), pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to the Liquidated Damages Percentage for each thirty (30) day period (prorated for partial periods) of the original principal amount of each applicable Note. While such Discontinuation Period continues, such liquidated damages shall be paid not less often than the first day of each calendar quarter. Any unpaid liquidated damages as of the date when the Holders are again able to sell the Registrable Securities pursuant to a Registration Statement shall be paid on the first day of the next calendar quarter. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Notwithstanding anything to the contrary, the maximum amount of liquidated damages paid by the Company pursuant to this Section 7(c) and Section 2(c) shall not exceed an aggregate of 24% of the aggregate amount invested by the Purchasers pursuant to the Securities Purchase Agreement.

i. Notwithstanding the foregoing, in the event that there is a Discontinuation Event prior to the latest date permitted by the definition of Effectiveness Date of any Registration Statement, the Company will not be considered to have exceeded the Discontinuation Maximum for such Registration Statement until the later of (i) the latest date permitted by the definition of Effectiveness Date for such Registration Statement, or (ii) 120 days after the date of the Discontinuation Event.

ii. For purposes of Section 7(c), a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Agent); (ii) any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

iii. For purposes of Section 7(c), the “Discontinuation Maximum” shall mean (a) with respect to one or more Discontinuation Events that result from a Significant Business Opportunity, 120 days, or (b) with respect to any other Discontinuation Event, 60 days.

(d) Piggy-Back Registrations. If at any time during any Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities required to be covered during such Effectiveness Period and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required the consent of any selling stockholder(s) to such inclusion under such registration statement.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Agent at the direction of Required Holders of the then outstanding Registrable Securities.

(f) Notices. Any notice or request hereunder may be given to the Company or the Agent at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(f). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	a21, Inc.
7660 Centurian Parkway
Jacksonville, Florida 32256
Attention: Chief Financial Officer
Facsimile: (904) 565-1620

With a copy to:	Lloyd L. Rothenberg, Esq.
Loeb & Loeb, LLP
345 Park Avenue
New York, New York 10154
Facsimile: (212) 407-4990

If to Agent:	To the address set forth under
the Agent’s name on the
signature pages hereto.

If to any other Person who is then the registered Holder:

To the address of such Holder as it
appears in the stock transfer books
of the Company

or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Agent. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Notes and the Securities Purchase Agreement with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

QUEEQUEG PARTNERS, L.P.,
as Agent
By: QUEEQUEG GP, LLC, its General Partner

By: /s/ Jonathan Gallen
Name: Jonathan Gallen
Title: Managing Member

Address for Notices:

Queequeg Partners, L.P.
299 Park Avenue
New York, NY 10171

AGREED AND CONSENTED TO: a21, INC.

By: /s/ Tom Costanza
Name: Tom Costanza
Title: VP CFO

Address for Notices:

7660 Centurian Parkway
Jacksonville, FL 32256

EXHIBIT A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	the sale of a specified number of such shares at a stipulated price per share; and

-	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

EXHIBIT B

[____________ __, 20__]

[Transfer Agent]

Re: a21, Inc. Registration Statement on Form [SB-2]

Ladies and Gentlemen:

As counsel to a21, Inc., a Texas corporation (the “Company”), we have been requested to provide instructions to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the “Selling Stockholders”), of an aggregate of [amount] shares (the “Shares”) of the Company’s Common Stock.

A Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the “Act”), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

Based upon the foregoing, provided that the Selling Stockholder represents in writing to you that the Shares owned by such Selling Stockholder were sold in accordance with the terms of the Prospectus and that such Selling Stockholder complied with the prospectus delivery requirements under the Act, upon request by the Selling Stockholders at any time while the registration statement remains effective, it is our opinion that the Shares have been registered for resale under the Act and new certificates evidencing the Shares upon their transfer or re-registration by the Selling Stockholders may be issued without restrictive legend. The Company will advise you if the registration statement is not available or effective at any point in the future.

Very truly yours,

[Company counsel]

EXHIBIT C

Securities Permitted to be Registered

Category	Shareholder	Common	Warrants	Preferred	Totals
Feb 04 SuperStock Seller	C. Donald Wiggins	50,000	-	-
Feb 04 SuperStock Seller	James Ong	287,889	43,988	2,336,874
Feb 04 SuperStock Seller	Kai Y. Chiang	7,464	1,140	60,591
Feb 04 SuperStock Seller	Richard Ong	114,118	17,436	926,331
Feb 04 SuperStock Seller	Susan O. Chiang	114,118	17,436	926,331
Feb 04 SuperStock Seller	William F. Beermann Living Trust	-	80,000	750,024
					5,733,740
Feb 04 Equity	Glossy Finish, LLC	175,000	246,330	-
Feb 04 Equity	LCA Capital Partners I, Inc.	2,922,000	3,368,100	-
Feb 04 Equity	Thomas V. Butta	125,000	175,950	-
Feb 04 Equity	Whitney Holdings, Inc.	450,000	633,420	-
					8,095,800
Feb 04 Unsecured Notes	Lewis C. Pell	-	90,000	-
Feb 04 Unsecured Notes	Michael Morris	-	37,800	-
Feb 04 Unsecured Notes	Richard Neslund	-	135,000	-
Feb 04 Unsecured Notes	Vertical Capital Partners, Inc.	-	25,200	-
Feb 04 Unsecured Notes	Vestal Venture Capital	-	720,000	-
					1,008,000
Feb 05 Senior Notes	Cohanzick Credit Opportunities Master Fund Ltd.	-	425,000	-
Feb 05 Senior Notes	Gabriel Capital L.P.	-	425,000	-
Feb 05 Senior Notes	John L. Steffens	-	212,500	-
					1,062,500
May 05 Grant	Thomas V. Butta	1,200,000	-	-
May 05 Grant	Albert H. Pleus	960,000	-	-
May 05 Grant	Haim Ariav	250,000	-	-
October 05 Grant	Susan Chiang	175,000	-	-
June 05 Grant	Ardell D. Albers	95,000	-	-
May 05 Grant	Luke A. Allen	140,000	-	-
May 05 Grant	Vincent C. Butta	110,000	-	-

Category	Shareholder	Common	Warrants	Preferred	Totals
May 05 Grant	Philip N. Garfinkle	140,000	-	-
May 05 Grant	C. Donald Wiggins	120,000	-	-
					3,190,000
Sept/Oct 05 Financing	Ahab International, Limited	11,110,000	-	-
Sept/Oct 05 Financing	Ahab Partners, L.P.	9,090,000	-	-
Sept/Oct 05 Financing	CRT Capital Group, LLC	3,845,000		-
Sept/Oct 05 Financing	John L. Steffens	2,000,000	-	-
Sept/Oct 05 Financing	Kevin Murphy	244,000	-	-
Sept/Oct 05 Financing	La Grange Capital Partners Offshore Fund, Ltd.	494,664	-	-
Sept/Oct 05 Financing	La Grange Capital Partners, L.P.	2,005,336	-	-
Sept/Oct 05 Financing	Mikhail Lapushner	650,000	-	-
Sept/Oct 05 Financing	Mojo Management, LLC	875,000	-	-
Sept/Oct 05 Financing	Ray and Amy Rivers	1,000,000	-	-
Sept/Oct 05 Financing	StarVest Partners, L.P.	12,500,000	-	-
Sept/Oct 05 Financing	Steve Mazur	500,000	-	-
					44,314,000
Oct 04 Ingram Seller	Clonure Limited	4,479,721	-	-
Oct 04 Ingram Seller	Louis & Ruth Ingram	1,357,491	-	-
Oct 04 Ingram Seller	David Jeffrey	305,436	-	-
					6,142,648

Totals:		57,892,237	6,654,300	5,000,151	69,546,688